Exhibit 99.1 - Press Release

Wearable Health Solutions Inc. Announces New Appointees

Toronto, Ontario– December 6, 2019 – Wearable Health Solutions Inc. (OTC: WHSI) (“Wearable Health Solutions” or the “Company”), today announced the appointment of Harrysen Mittler as Chairman, CEO, and CFO, and Peter Pizzino as President and Director.

The company intends to retain the services of Baker & Hostetler LLP a national law firm for its securities engagements and expects to continue its activities with Corporate Stock Transfer as its Transfer Agent.

Forward-Looking Statements

Certain information set forth in this presentation contains “forward-looking information”, including “future oriented financial information” and “financial outlook”, under applicable securities laws (collectively referred to herein as forward-looking statements). Except for statements of historical fact, information contained herein constitutes forward-looking statements and includes, but is not limited to, the (i) projected financial performance of the Company; (ii) completion of, and the use of proceeds from, the sale of the shares being offered hereunder; (iii) the expected development of the Company’s business, projects and joint ventures; (iv) execution of the Company’s vision and growth strategy, including with respect to future M&A activity and global growth; (v) sources and availability of third-party financing for the Company’s projects; (vi) completion of the Company’s projects that are currently underway, in development or otherwise under consideration; (vi) renewal of the Company’s current customer, supplier and other material agreements; and (vii) future liquidity, working capital, and capital requirements. Forward-looking statements are provided to allow potential investors the opportunity to understand management’s beliefs and opinions in respect of the future so that they may use such beliefs and opinions as one factor in evaluating an investment. These statements are not guarantees of future performance and undue reliance should not be placed on them. Such forward-looking statements necessarily involve known and unknown risks and uncertainties, which may cause actual performance and financial results in future periods to differ materially from any projections of future performance or result expressed or implied by such forward-looking statements. Although forward-looking statements contained in this presentation are based upon what management of the Company believes are reasonable assumptions, there can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. The Company undertakes no obligation to update forward-looking statements if circumstances or management’s estimates or opinions should change except as required by applicable securities laws. The reader is cautioned not to place undue reliance on forward-looking statements.

Contact:

Harrysen Mittler, CEO

Wearable Health Solutions, Inc.

647-272-5702